Exhibit 10.14

Re:	515 Post Oak
515 Post Oak Boulevard
Houston, Texas

SEVENTH AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS	§

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) has been executed as of the 10th day of October 2000, by THE REALTY ASSOCIATES FUND V, L.P., a Delaware limited partnership (“Landlord”), and WEATHERFORD INTERNATIONAL, INC. (“Tenant”).

R E C I T A L S:

A. Cigna Investments, Inc. (“Cigna”) and Weatherford Enterra U.S., Limited Partnership (“Prior Tenant”) have heretofore executed that certain Lease Agreement (the “Original Lease”), dated as of January 26, 1996, pursuant to which Tenant initially leased approximately 73,746 rentable square feet on floors 2, 6, 9, 10 and 11 and certain storage space in that certain building known as 515 Post Oak, located at 515 Post Oak Boulevard, Houston, Texas, and more particularly described in the Lease (the “Building”); as the Original Lease was amended by (1) First Amendment to Lease Agreement, dated as of April 11, 1996, by and between Cigna and Prior Tenant; (2) Second Amendment to Lease, dated as of September 16, 1996, by and between Cigna and Prior Tenant; (3) Third Amendment to Office Lease, dated as of June 19, 1998, by and between Transwestern CG Partners I, L.P. (“Prior Landlord”) and Prior Tenant; (4) Fourth Amendment to Office Lease (the “Fourth Amendment”), dated as of July 30, 1998, by and between Prior Landlord and Tenant; (5) Temporary Space License Agreement, dated as of July 19, 1999, by and between Prior Landlord and Tenant; (6) Fifth Amendment to Office Lease, dated as of August 13, 1999, by and between Prior Landlord and Tenant; and (7) Sixth Amendment to Office Lease, dated as of approximately May 2000, by and between Landlord and Tenant, pursuant to which, among other things, the initial premises were expanded and currently contain approximately 189,562 rentable square feet of space in the Building (the “Original Premises”) . The Original Lease, as so amended, is referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.

B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease. Tenant has assumed all obligations of Prior Tenant under the Lease and succeeded to all of Prior Tenant’s interest as tenant under the Lease.

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C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) expand the Original Premises and (ii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Article I

CERTAIN AMENDMENTS

SECTION 1.01. Addition of Premises.

A. SECTION 1.01. Addition of Premises. As of the earlier to occur of (the “Twelfth Expansion Commencement Date”): (a) forty-five (45) days following the date the Seventh Amendment is executed and delivered to Tenant, or (b) the date the Twelfth Expansion Premises (hereafter defined) is substantially complete in accordance with Exhibit B attached hereto, and subject to the terms, conditions and contingencies set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A (the “Twelfth Expansion Space”) consisting of approximately 481 rentable square feet located on the first (1st) floor in Suite 168 of the Building (the Twelfth Expansion Space and the Original Premises being collectively referred to as the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 190,043 rentable square feet in the Building. The Effective Date for the Twelfth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Twelfth Expansion Space.

B. SECTION 1.01. Addition of Premises. As of the earlier to occur of (the “Thirteenth Expansion Commencement Date”): (a) forty-five (45) days following the date the Seventh Amendment is executed and delivered to Tenant, or (b) the date the Thirteenth Expansion Premises (hereafter defined) is substantially complete in accordance with Exhibit B attached hereto, and subject to the terms, conditions and contingencies set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A (the “Thirteenth Expansion Space”) consisting of approximately 1,992 rentable square feet located on the first (1st) floor in Suite 175 of the Building (the Twelfth Expansion Space, the Thirteenth Expansion Space and the Original Premises being collectively referred to as

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the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 192,035 rentable square feet in the Building. The Effective Date for the Thirteenth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Thirteenth Expansion Space.

C. SECTION 1.01. Addition of Premises. As of the earlier to occur of (the “Fourteenth Expansion Commencement Date”): (a) forty-five (45) days following the date the existing tenant vacates the Fourteenth Expansion Premises (hereafter defined) or (b) the date the Fourteenth Expansion Premises is substantially complete in accordance with Exhibit B attached hereto, and subject to the terms, conditions and contingencies set forth in this Amendment, the Lease shall be amended to reflect that the Original Premises shall be expanded to include the premises outlined on the cross-hatched floor plan attached hereto as Exhibit A (the “Fourteenth Expansion Space”) consisting of approximately 1,132 rentable square feet located on the seventh (7th) floor in Suite 750 of the Building (the Twelfth Expansion Space, the Thirteenth Expansion Space and the Fourteenth Expansion Space and the Original Premises being collectively referred to as the “Premises”). Accordingly, the Premises leased to Tenant under the Lease shall consist of approximately 193,167 rentable square feet in the Building. The Effective Date for the Fourteenth Expansion Space shall commence as set forth above, notwithstanding that Tenant has not substantially completed improvements to the Fourteenth Expansion Space. (The Twelfth, Thirteenth and Fourteenth Expansion Spaces being collectively referred to as the “Expansion Space.”) (The Twelfth, Thirteenth and Fourteenth Commencement Dates being each referred to as an “Expansion Commencement Date.”)

SECTION 1.02. Term of Lease. The Term of the Lease for the Expansion Space shall commence on each respective Expansion Commencement Date set forth above and thereafter run coterminous with the Term of the Lease as to the Original Premises, expiring on June 30, 2008, subject to adjustment and earlier termination as set forth in the Lease.

SECTION 1.03. Base Rent - Expansion Space. As of each respective Expansion Commencement Date, the Base Rent for the Expansion Space only (i.e., not the Original Premises) during the Term of the Lease shall be as follows:

Period:	Annual Base Rent per R.S.F.:
Applicable Expansion Commencement Date - August 31, 2004	$20.00
September 1, 2004 - June 30, 2008	$24.50

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The Base Rent shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever.

SECTION 1.04. Tenant’s Pro Rata Share. As of the Twelfth and Thirteenth Expansion Commencement Date, Tenant’s Pro Rata Share shall be increased to 73.87% (i.e., 192,035 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building). As of the Fourteenth Expansion Commencement Date, Tenant’s Pro Rata Share shall be increased to 74.30% (i.e., 193,167 rentable square feet in the Premises divided by 259,971 rentable square feet in the Building).

SECTION 1.05. Base Year - Expansion Space. The Base Year for the Expansion Space only (i.e., not the Original Premises) shall be the calendar year 2000. The Base Year for the Original Premises shall remain as set forth in the Lease.

SECTION 1.06. Parking. As of the Effective Date, Landlord agrees to provide an additional eleven (11) unreserved parking permits to the parking garage associated with the Building at a charge of $35.00, plus tax, per space per month for unassigned spaces and $75.00 plus tax, per space per month for assigned spaces in accordance with Section 4 of the Fifth Amendment, except as set forth in this Section 1.06. All parking rates under the Lease shall be adjusted to take into account Landlord’s then current quoted rate.

SECTION 1.07. “AS IS”. Except as set forth on Exhibit B, Landlord is leasing the Expansion Space to Tenant “as is” “where is”, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

SECTION 1.08. Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Trammell Crow Company and Cushman & Wakefield of Texas, Inc. (hereafter, the “Brokers”). Landlord shall pay to Brokers the commission arising out of this Amendment pursuant to a separate agreement between Landlord and such Brokers. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise.

SECTION 1.09. Contingency. This Amendment is contingent upon Landlord obtaining possession of each respective Expansion Space. Tenant agrees to lease each respective Expansion Space from Landlord when such space becomes available for Landlord to lease to Tenant. Notwithstanding the foregoing, Landlord shall not be in default under the Lease or liable to Tenant for damages in the event Landlord is unable to secure possession thereof.

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SECTION 1.10. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.

Article II

MISCELLANEOUS

SECTION 2.01. Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms.

SECTION 2.02. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.

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IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily on) the date and year first above written.

Dated: October 10th, 2000	LANDLORD:

THE REALTY ASSOCIATES FUND V, L.P. a Delaware limited partnership.

	By:	Realty Associates Fund V LLC, a Massachusetts limited liability company, general partner

		By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager

			By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member

				By:	/s/ Janene P. Behler
[Officer]

	By:	Realty Associates Fund V Texas Corporation, a Texas corporation, general partner

		By:	/s/ Janene P. Behler
[Officer]
JANENE P. BEHLER REGIONAL DIRECTOR

Date: August , 2000	TENANT:

WEATHERFORD INTERNATIONAL, INC.

	By:	/s/ Jon Nicholson
	Name:	Jon Nicholson
	Title:	SR. V.P.

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GUARANTOR CONSENT:

The undersigned Guarantor hereby ratifies and affirms all obligations under that certain Guaranty, dated of even date of the Lease, and expressly agrees that this Guaranty shall also apply to the performance of Tenant’s obligations under the Lease as to the Expansion Space as the same was and is amended.

EVI WEATHERFORD, INC.,
a Delaware corporation,
f/k/a Weatherford Enterra, Inc.

By:	/s/ Jon Nicholson
Name:	Jon Nicholson
Title:	SR. V.P.

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